As filed with the U.S. Securities and Exchange Commission on February 12, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SailPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	88-2001765
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11120 Four Points Drive, Suite 100

Austin, TX 78726

(512) 346-2000

(Address, including zip code, and telephone number, including area code, of  registrant’s principal executive offices)

Chris Schmitt

General Counsel and Secretary

11120 Four Points Drive, Suite 100

Austin, TX 78726

(512) 346-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Bradley C. Reed, P.C. Michael P. Keeley, P.C. Lanchi D. Huynh Kirkland & Ellis LLP 333 West Wolf Point Plaza Chicago, IL 60654 (312) 862-2000	Nicole Brookshire Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284339

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock of SailPoint, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-284339), initially filed by SailPoint Parent, LP (which was converted into a Delaware corporation pursuant to a statutory conversion and changed its name to SailPoint, Inc. prior to the effectiveness of the registration statement) with the Securities and Exchange Commission (the “Commission”) on January 17, 2025, as amended (the “Prior Registration Statement”), and which was declared effective on February 12, 2025, including the exhibits thereto, are incorporated herein by reference.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on February 13, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Kirkland & Ellis LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the registrant on February 4, 2025 (File No. 333-284339) and incorporated herein by reference)

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP

23.3	Consent of Grant Thornton LLP

24	Powers of Attorney (included in the signature page to the Registration Statement on Form S-1 filed by the registrant on January 17, 2025 (File No. 333-284339) and incorporated herein by reference)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on February 12, 2025.

SailPoint Parent, LP

By:	/s/ Mark McClain
Name:	Mark McClain
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark McClain Mark McClain	Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2025

/s/ Brian Carolan Brian Carolan	Chief Financial Officer (Principal Financial Officer)	February 12, 2025

/s/ Mitra Rezvan Mitra Rezvan	Chief Accounting Officer (Principal Accounting Officer)	February 12, 2025

* Kristin Nimsger Weston	Director	February 12, 2025

* Andrew Almeida	Director	February 12, 2025

* William Bock	Director	February 12, 2025

* Seth Boro	Director	February 12, 2025

* Ronald Green	Director	February 12, 2025

* James (Jim) Hagan	Director	February 12, 2025

* Sacha May	Director	February 12, 2025

* Tracey Newell	Director	February 12, 2025

* By:	/s/ Brian Carolan
Brian Carolan
Attorney-in-Fact